                                                                   Exhibit 16(b)

                     Merrill Lynch Basic Value Fund, Inc.
                                    Class B
                                 Total Return


                                             Period from
                                             10/21/88         Annual
                                             (inception)      Total
                                             to 06/30/89      Return*
                                             -----------      -------
Initial Investment                           $1,000.00       $1,000.00
  Divided by Net Asset Value                     18.79           18.79
                                             ---------       ---------

Equals Shares Purchased                          53.22           53.22

Plus Shares Acquired through
  Dividend Reinvestment                           2.14            2.14
                                             ---------       ---------
Equals Shares Hold
  at 06/30/89                                    55.36           55.36

Multiplied by  Net Asset
  Value at 06/30/89                              19.92           19.92
                                             ---------       ---------

Equals Ending Value before
  deduction for contingent
  deferred sales charge                       1,102.70        1,102.70

Less deferred sales charge                      (40.00)           0.00
                                             ---------       ---------
Equals Ending Redeemable
  Value of a $1,000
  Investment (ERV)                           $1,062.70       $1.102.70
                                             ---------       ---------
Divided by $1,000                               1.0627          1.1027

Subtract 1                                      0.0627          0.1027

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                       6.27%
                                             =========

Expressed an a percentage
  equals the Aggregate Total
  Return for the Period                                          10.27%
                                                             =========

ERV divided by P                                1.0627

Raise to the power of                         1/ .6988

Equals                                          1.0909

Subtract 1                                      0.0909

Expressed an a percentage
  equals the Average
  Annualized Total Return                         9.09%
                                             =========
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* Does not include sales charge for the period.